UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 23, 2016
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant’s Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 23, 2016, TOR Minerals International, Inc. (the “Company”) entered into a new the loan agreement (the “Agreement”) with American Bank, N.A. (the “Lender”) which amends and restates, in its entirety, the prior Agreement between the parties dated December 30, 2010, as previously amended on February 15, 2012, May 15, 2013, January 1, 2014, August 1, 2014, May 15, 2015, and December 30, 2015.

Under the terms of the Agreement, which has an effective date of June 15, 2016, the Lender extended the maturity date on the line of credit from October 15, 2016 to October 15, 2017.

In addition, the Company requested that the Lender reduce the revolving credit promissory note from $2 million to $1 million, which was effected with the fourth amendment to the revolving credit and promissory note.

All other terms of the agreements remained unchanged.

ITEM 2.03           CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
	Exhibit Number 10.1 10.2	Description Loan Agreement with American Bank (Amended and Restated) Allonge and Amendment No. Four to the Revolving Credit Promissory Note with American Bank
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: June 23, 2016	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 10.1 10.2	Description Loan Agreement with American Bank (Amended and Restated) Allonge and Amendment No. Four to the Revolving Credit Promissory Note with American Bank

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